Exhibit 5

Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074

                                                            FILE NO.:  41663.95
                                                   DIRECT DIAL:  (804) 788-8787

                                October 13, 1995


Board of Directors
Richfood Holdings, Inc.
8258 Richfood Road
Mechanicsville, Virginia  23111


                            Richfood Holdings, Inc.
                       Registration Statement on Form S-8
                       1991 Omnibus Stock Incentive Plan
                           of Super Rite Corporation

Ladies and Gentlemen:

     We have acted as counsel to Richfood Holdings, Inc., a Virginia corporation (the "Company"), in connection with its registration under the Securities Act of 1933 of 227,356 shares of its common stock (the "Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-8 for the 1991 Omnibus Stock Incentive Plan of Super Rite Corporation (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on October 16, 1995.

     In rendering this opinion, we have reviewed the Company's Amended and Restated Articles of Incorporation as filed with the Virginia State Corporation Commission, the Registration Statement and such corporate records of the Company and certificates of officers of the Company and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Shares have been duly authorized and, when the Shares have been offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                      Very truly yours,


                                      Hunton & Williams